UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 4, 2024

Vor Biopharma Inc.

(Exact name of registrant as specified in its Charter)

Delaware	001-39979	81-1591163
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Cambridgepark Drive
Suite 101 Cambridge, Massachusetts	02140
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 655-6580

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	VOR	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Chief Financial Officer, Principal Financial Officer and Principal Accounting Officer

On June 4, 2024, Nathan Jorgensen, Ph.D., M.B.A., notified Vor Biopharma Inc. (the “Company”) of his resignation as Chief Financial Officer of the Company, effective as of June 21, 2024 (the “Effective Date”), in order to pursue a new opportunity. Dr. Jorgensen’s resignation is not because of a disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

The Company is currently conducting a search process to identify a new Chief Financial Officer.

Appointment of Interim Principal Financial Officer and Interim Principal Accounting Officer

On June 8, 2024, the Board designated Robert Ang, M.B.B.S., M.B.A., the Company’s President and Chief Executive Officer and a director of the Company, as the Company’s interim principal financial officer and Amy Quinlan, the Company’s Vice President of Finance, as the Company’s interim principal accounting officer, effective as of the Effective Date.

Information regarding Dr. Ang’s background and business experience is set forth under the caption “Class III Nominees for Election for a Three-Year Term Expiring at the 2027 Annual Meeting” in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 9, 2024 and is incorporated herein by reference. There are no arrangements or understandings between Dr. Ang and any other persons pursuant to which he was selected as an officer or director of the Company. There are also no family relationships between Dr. Ang and any director or executive officer of the Company, and Dr. Ang has no direct or indirect material interest in any related party transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

The Company did not enter into, or materially amend, any material plan, contract or arrangement to which Dr. Ang is a party or in which he participates in connection with Dr. Ang’s designation as interim principal financial officer, or make or modify any grant or award to Dr. Ang under any such plan, contract or arrangement.

Ms. Quinlan, age 49, has served as the Company’s Vice President of Finance since September 2020. Prior to that, Ms. Quinlan served as Vice President, Controller at TetraPhase Pharmaceuticals Inc. from 2008 to August 2020. Ms. Quinlan received her Bachelor of Science degree from Bryant University. There are no arrangements or understandings between Ms. Quinlan and any other persons pursuant to which she was selected as an officer of the Company. There are also no family relationships between Ms. Quinlan and any director or executive officer of the Company, and Ms. Quinlan has no direct or indirect material interest in any related party transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

The Company did not enter into, or materially amend, any material plan, contract or arrangement to which Ms. Quinlan is a party or in which she participates in connection with Ms. Quinlan’s designation as interim principal accounting officer, or make or modify any grant or award to Ms. Quinlan under any such plan, contract or arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vor Biopharma Inc.

Date: June 10, 2024	By:	/s/ Robert Ang
Robert Ang
Chief Executive Officer